Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1994 - C Owner Trust
                         For the Month of April, 1998
                       Distribution Date of May 20, 1998
                           Servicer Certificate #41

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $35,927,144.72
Beginning Pool Factor                                           0.1140436

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,019,868.40
     Interest Collected                                       $270,219.21

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $510,785.85
Total Additional Deposits                                     $510,785.85

Repos / Chargeoffs                                             $12,998.75
Aggregate Number of Notes Charged Off                                  33

Total Available Funds                                       $4,659,243.60

Ending Pool Balance                                        $32,035,907.43
Ending Pool Factor                                              0.1016916

Servicing Fee                                                  $29,939.29

Repayment of Servicer Advances                                $141,629.86

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,923,966.52
     Target Percentage                                               6.50%
     Target Balance                                         $2,082,333.98
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                     ($308,338.17)
     Ending Balance                                         $6,615,628.35

Current Weighted Average APR:                                       9.417%
Current Weighted Average Remaining Term (months):                   15.03

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days              $469,775.28      363
                                31 - 60 days             $125,035.92       65
                                60+  days                 $81,501.52       21

     Total:                                              $676,312.72      377

     Balances:                  60+  days                $293,427.96       21

Memo Item - Reserve Account
     Prior Month                                       $6,395,547.02
+    Invest. Income                                       $28,511.47
+    Excess Serv.                                        $499,908.03
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $6,923,966.52

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month of April, 1998

                                                                                      NOTES
                                                                   (Money Market)
                                                      TOTAL         CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                 7.650%             8.000%             8.300%

Beginning Pool Balance                          $35,927,144.72
Ending Pool Balance                             $32,035,907.43

Collected Principal                              $3,878,238.54
Collected Interest                                 $270,219.21
Charge - Offs                                       $12,998.75
Liquidation Proceeds / Recoveries                  $510,785.85
Servicing                                           $29,939.29
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $4,629,304.31

Beginning Balance                               $35,614,121.56               $0.00     $32,688,046.94      $2,926,074.62

Interest Due                                       $238,158.99               $0.00        $217,920.31         $20,238.68
Interest Paid                                      $238,158.99               $0.00        $217,920.31         $20,238.68
Principal Due                                    $3,891,237.29               $0.00      $3,755,043.98        $136,193.31
Principal Paid                                   $3,891,237.29               $0.00      $3,755,043.98        $136,193.31

Ending Balance                                  $31,722,884.27               $0.00     $28,933,002.96      $2,789,881.31
Note / Certificate Pool Factor                                              0.0000             0.2983             0.2529
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,129,396.28               $0.00      $3,972,964.29        $156,431.99

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $499,908.03
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,923,966.52
(Release) / Draw                                  ($308,338.17)
Ending Reserve Acct Balance                      $6,615,628.35


Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month of April 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                   4                  3                   2                  1
                                         Dec-97              Jan-98             Feb-98              Mar-98              Apr-98
Beginning Pool Balance              $52,865,691.61      $46,585,631.74     $42,736,062.58      $38,906,120.15      $35,927,144.72

A)   Loss Trigger:
Principal of Contracts Charged Off           $0.00         $234,457.84        $244,368.79          $11,306.85          $12,998.75
Recoveries                               $3,055.63          $44,036.59         $75,112.79          $63,532.92         $510,785.85

Total Charged Off (Months 5, 4, 3)     $478,826.63
Total Recoveries (Months 3, 2, 1)      $649,431.56
Net Loss / (Recoveries) for 3 Mos     ($170,604.93)(a)

Total Balance (Months 5, 4, 3)     $142,187,385.93 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -1.4398%

Trigger:  Is Ratio > 1.5%                       No
                                                                                Feb-98              Mar-98              Apr-98

B)   Delinquency Trigger:                                                     $650,629.74         $338,002.67         $293,427.96
     Balance delinquency 60+ days                                                1.52244%            0.86876%            0.81673%
     As % of Beginning Pool Balance                                              1.53147%            1.20383%            1.06931%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer